                                                                    Exhibit 10.1

                                                                        WA0954KC

GENERAL SERVICES ADMINISTRATION     SUPPLEMENTAL AGREEMENT           DATE
PUBLIC BUILDINGS SERVICE            NO. 6&7                          FEB 15 2000
SUPPLEMENTAL LEASE AGREEMENT        TO LEASE NO. GS-10PES-OL-5-42

ADDRESS OF PREMISES     Federal Center South
                        1202 Warehouse
                        4735 E. Marginal Way South
                        Seattle, WA  98134

THIS AGREEMENT, made and entered into this date by and between PhotoWorks, Inc.

whose address is        1260 16th Avenue West
                        Seattle, WA   98119

hereinafter called the Lessee, and the UNITED STATES OF AMERICA, hereafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, effective February 1, 2000, as follows:

This SLA #6 (supplemental lease agreement) reflects an extension in occupancy for an additional one (1) year period and a change in rental rate for the warehouse usage, therefore, Paragraphs 3B and 4 are amended as follows:

3B. FIXED TERM: To have and to hold said premises with their appurtenances, beginning February 1, 2000 and ending January 31, 2001. This agreement will revert to a month-to-month occupancy, pending a negotiated agreement of renewal, based on current market rates for like space. Lessee must notify the Contracting Officer, in writing, of intent to renew, no later than thirty (30) days prior to expiration of the initial lease term.

4. The Lessee shall pay the Lessor an annual rental of $307,686.00 (Three hundred seven thousand six hundred eighty six dollars and no/100), payable at the rate of $24,640.50 (Twenty four thousand six hundred forty dollars and 50/100), per month in advance. Rent for part of a month shall be prorated. All payments shall be made payable to the General Services Administration and shall contain the outlease number for identification purposes: GS-10PES-OL-5-42. All payments are to be paid by check or money and mailed to the OFFICE OF FINANCE, GENERAL SERVICES ADMINISTRATION, P.O. BOX 70697, CHICAGO, IL 60673, for receipt on or before the first day of each month.

This SLA #7 (supplemental lease agreement) reflects a change in Lessee name, therefore, Paragraph 1 is amended as follows:

1. THIS LEASE entered into by and between the United States of America, hereinafter called Lessor, and PhotoWorks, Inc., hereafter called the Lessee, whose address is, 1260-16th Ave. West, Seattle, WA 98119, to use and occupy the property hereinafter described under the terms and subject to the conditions contained herein.

All other terms and conditions of the lease shall remain in force and effect.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.
________________________________________________________________________________
LESSEE PhotoWorks, Inc.

BY  /s/ L. Cashmore Bond          Chief Financial Officer
          (Signature)             (Title)

IN PRESENCE OF

/s/ Linda Marie Clay              1260 16th Ave. West, Seattle, WA  98119
      (Signature)                 (Address)

UNITED STATES OF AMERICA

                                  CONTRACTING OFFICER
BY:  /s/ Lorraine A. Parham       GENERAL SERVICES ADMINISTRATION
           (Signature)                   (Official Title)